                             AMENDED AND RESTATED
                         FUND PARTICIPATION AGREEMENT

THIS AMENDED AND RESTATED FUND PARTICIPATION AGREEMENT ("Agreement") is made and entered into as of June 1, 2006 by and among the following parties:

      o AMERICAN CENTURION LIFE ASSURANCE COMPANY ("American Centurion Life"), organized under the laws of the State of New York, on its own behalf and on behalf of each of its separate accounts named in Schedule A to this Agreement, as may be amended from time to time (each account referred to as an "Account");

      o AMERICAN ENTERPRISE LIFE INSURANCE COMPANY ("American Enterprise Life"), organized under the laws of the State of Indiana, on its own behalf and on behalf of each of its separate accounts named in Schedule A to this Agreement, as may be amended from time to time (each account referred to as an "Account");

      o AMERICAN PARTNERS LIFE INSURANCE COMPANY ("American Partners Life"), organized under the laws of the state of Arizona, on its own behalf and on behalf of each of its separate accounts named in Schedule A to this Agreement, as may be amended from time to time (each account referred to as an "Account");

      o IDS LIFE INSURANCE COMPANY ("IDS Life"), organized under the laws of the State of Minnesota, on its own behalf and on behalf of each of its separate accounts named in Schedule A to this Agreement, as may be amended from (each account referred to as the "Account");

      o IDS LIFE INSURANCE COMPANY OF NEW YORK ("IDS Life of New York"), organized under the laws of the State of New York, on its own behalf and on behalf of each of its separate accounts named in Schedule A to this Agreement, as may be amended from (each account referred to as the "Account");

each of American Centurion Life, American Enterprise Life, American Partners Life, IDS Life and IDS Life of New York hereinafter also referred to as a "Company"; and

      o     AMERICAN CENTURY INVESTMENT SERVICES, INC. ("ACIS").

      WHEREAS, each Company offers to the public certain qualified and nonqualified variable annuity contracts (each, a "Contract;" and collectively, the "Contracts"), which the Company has registered under the Securities Act of 1933, as amended (the "1933 Act"); and

      WHEREAS, each Company wishes to offer as investment options under the Contracts, shares of certain series and classes of American Century Variable Portfolios, Inc. and American

Century Variable Portfolios II, Inc. (each an "Issuer" and collectively the "Issuers") as designated by the Company and agreed to by Issuer for each of the Company's Accounts as listed on Schedule A to this agreement as may be amended from time to time (each, a "Fund," and collectively, the "Funds"), each a series of mutual fund shares registered under the Investment Company Act of 1940, as amended (the " 1940 Act"), and issued by the Issuer; and

      WHEREAS, on the terms and conditions hereinafter set forth ACIS desires to make shares of the Funds available as investment options under the Contracts;

      NOW, THEREFORE, the Company and ACIS agree as follows:

      A.    AMENDMENT AND RESTATEMENT; FORM OF AGREEMENT.

      (a) ACIS acknowledges the planned merger of both American Enterprise Life and American Partners Life with and into IDS Life (the "Merger") and the "intact transfer" (the "Transfer") of the Accounts of American Enterprise Life and American Partners Life to IDS Life by operation of law and incident to the Merger, on December 31, 2006 at 10:59:59 p.m. Central Time (the "Effective Time"), subject to all necessary regulatory approvals being obtained in connection with the Merger and the Transfer, and the re-naming of IDS Life to RiverSource Life Insurance Company simultaneously with the Merger. On and after the Effective Time, all references in this Agreement and its Schedule to American Enterprise Life, American Partners Life and IDS Life shall mean and refer to RiverSource Life Insurance Company. ACIS consents to the transfer of the rights and obligations of American Enterprise Life and American Partners Life under this Agreement to IDS Life at the Effective Time of the Merger.

      (b) ACIS also acknowledges the planned merger of American Centurion Life with and into IDS Life of New York (the "Merger") and the "intact transfer" (the "Transfer") of the Accounts of American Centurion Life to IDS Life of New York by operation of law and incident to the Merger, on December 31, 2006 at 10:59:59 p.m. Central Time (the "Effective Time"), subject to all necessary regulatory approvals being obtained in connection with the Merger and the Transfer, and the re-naming of IDS Life of New York to RiverSource Life Insurance Co. of New York simultaneously with the Merger. On and after the Effective Time, all references in this Agreement and its Schedule to American Centurion Life and IDS Life of New York shall mean and refer to RiverSource Life Insurance Co. of New York. ACIS consents to the transfer of the rights and obligations of American Centurion Life under this Agreement to IDS Life of New York at the Effective Time of the Merger

      (c) This Agreement shall amend and supersede the following agreements as of the date stated above among the Company named therein, the Issuers, American Century Investment Management, Inc. ("ACIM") and/or ACIS with respect to all investments by the Company named therein and its Accounts prior to the date of this Agreement, as though identical separate agreements had been executed by the parties hereto on the dates as indicated below:

            o Fund Participation Agreement, dated August 21, 1998, by and among American Enterprise Life, the Issuer and ACIM, as amended by the following documents: (a) Amendment No. 1 to Fund Participation Agreement dated July 1, 2002; and, (b) Amendment No. 2 to Fund Participation Agreement dated October 2, 2002.

            o Fund Participation Agreement, dated December 19, 1995, by and among American Partners Life, TCI Portfolios, Inc. and Investors Research Corporation, as amended by the following documents: (a) Amendment No. 1 to Fund Participation Agreement dated April 18, 1996; (b) Amendment No. 2 to Fund Participation Agreement dated July 1, 2002; and (c) Amendment No. 3. to Fund Participation Agreement dated October 1, 2002.

            o Fund Participation Agreement,dated April 24, 1996, by and among IDS Life, TCI Portfolios, Inc. and Investors Research Corporation, as amended by the following documents: (a) Amendment No. 1 to Fund Participation Agreement dated April 15, 1999; (b) Amendment No. 2 to Fund Participation Agreement dated July 1, 2002; (c) Amendment No. 3 to Fund Participation Agreement dated July 1, 2002; and (d) Amendment No. 4 to Fund Participation Agreement dated October 1, 2005.

            o Fund Participation Agreement,dated July 31, 1996, by and among IDS Life of New York, TCI Portfolios, Inc. and Investors Research Corporation, as amended by the following documents: (a) Amendment No. 1 to Fund Participation Agreement dated July 1, 2002; (b) Amendment No. 2 to Fund Participation Agreement dated October 1, 2002; and (c) Amendment No. 3 to Fund Participation Agreement dated October 1, 2005.

            o Fund Participation Agreement,dated April 24, 1996, by and among American Centurion Life, TCI Portfolios, Inc. and Investors Research Corporation, as amended by the following documents: (a) Amendment No. 1 to Fund Participation Agreement dated August 21, 1998; (b) Amendment No. 2 to Fund Participation Agreement dated July 1, 2002; and (c) Amendment No. 3 to Fund Participation Agreement dated October 1, 2002.

      Although the parties have executed this Agreement in this form for administrative convenience, this Agreement shall constitute a separate participation agreement with each Company until the Effective Time of the Merger. On and after the Effective Time of the Merger described in subsection
(a) above, this agreement shall constitute a separate participation agreement with RiverSource Life Insurance Company. On and after the Effective Time of the Merger described in subsection (b) above, this agreement shall constitute a separate participation agreement with RiverSource Life Insurance Co. of New York.

      1.    TRANSACTIONS IN THE FUNDS.

      (a) Subject to the terms and conditions of this Agreement the Issuer will make shares of the Funds available to be purchased, exchanged, or redeemed, by each Company on behalf of its Accounts listed on Schedule A of this Agreement as it may be amended from time to time through a single account per Fund at the net asset value applicable to each order. The Funds' shares shall be purchased and redeemed on a net basis in such quantity and at such time as determined by the Company to satisfy the requirements of the Contracts for which the Funds serve as underlying investment media. Dividends and capital gains distributions will be automatically reinvested in full and fractional shares of the Funds.

      (b) Company will cooperate with ACIS's reasonable requests as principal underwriter for the the Issuers in taking steps to deter and detect short-term trading and other abusive trading practices by any Contract owner. Subject to applicable law and the terms of each Contract, Company will provide promptly upon request by ACIS as the designee of the Issuers:

            o the Taxpayer Identification Number of all Contract owners that purchased, redeemed, transferred, or exchanged shares of a Fund held under a Contract; and,

            o the amount and dates of such Contract owners' purchases, redemptions, transfers and exchanges in subaccounts available under the Contract which invest in shares of any Fund.

The Company will execute any instructions from ACIS as the designee of the Issuers, to restrict or prohibit further purchases, redemptions, transfers or exchanges in subaccounts available under the Contract which invest in shares of any Fund by any Contract owner who has been identified by ACIS as the Issuers' designee, as having engaged in transactions that violate policies established by the Issuers for the purpose of eliminating or reducing any dilution of the value of the outstanding securities issued by the Fund.

The parties shall negotiate in good faith such additional terms and conditions regarding implementation of the foregoing obligations of the parties under Rule 22c-2 as any party may wish to address, including without limitation, reimbursement of expenses the Company incurs in order to provide such information to ACIS as the Issuers' designee and to execute any instructions from ACIS as the Issuers' designee to restrict or prohibit purchases, redemptions, transfers or exchanges by any Contract owner in subaccounts available under a Contract which invest in shares of any Fund.

      2. ADMINISTRATIVE SERVICES. The Company shall be solely responsible for providing all administrative services for the Contract owners. The Company agrees that it will maintain and preserve all records as required by law to be maintained and preserved, and will otherwise comply with all laws, rules and regulations applicable to the marketing of the Contracts and the provision of administrative services to the Contract owners.

      3.    PROCESSING AND TIMING OF TRANSACTIONS.

      (a) ACIS hereby appoints the Company as its agent for the limited purpose of accepting purchase and redemption orders for Fund shares from the Contract owners. On each day the New York Stock Exchange (the "Exchange") is open for business (each, a "Business Day"), the Company may receive instructions from the Contract owners for the purchase or redemption of shares of the Funds ("Orders"). Orders received and accepted by the Company prior to the close of regular trading on the Exchange (the "Close of Trading") on any given Business Day (currently, 3:00 p.m. Central time) and transmitted to ACIS by 9:00 am. Central time on the next following Business Day will be executed by ACIS at the net asset value determined as of the Close of Trading on the previous Business Day ("Day 1"). Any Orders received by the Company after the Close of Trading and all Orders that are transmitted to ACIS after 9:00 a.m. Central time on the next following Business Day will be executed by ACIS at the net asset value determined following receipt by the Issuer of such Order. The day as of which an Order is executed by the Issuer pursuant to the provisions set forth above is referred to herein as the "Effective Trade Date".

      (b) By 5:30 p.m. Central time on each Business Day, ACIS will provide or cause to be provided to the Company via facsimile or other electronic transmission acceptable to the Company the Funds' net asset value, dividend and capital gain information and, in the case of income funds, the daily accrual for interest rate factor (mil rate), determined at the Close of Trading.

      (c) By 9:00 am. Central time on each Business Day, the Company will provide to ACIS via facsimile or other electronic transmission acceptable to ACIS a report (referred to in subsection (a) above) stating whether the Orders received by the Company from Contract owners by the Close of Trading on the preceding Business Day resulted in the Account being a net purchaser or net seller of shares of the Funds. As used in this Agreement, the phrase "other electronic transmission acceptable to ACIS" includes the use of remote computer terminals located at the premises of the Company, its agents or affiliates, which terminals may be linked electronically to the computer system of ACIS, its agents or affiliates (hereinafter, "Remote Computer Terminals").

      (d) Upon the timely receipt from the Company of the report described in subsection (c) above, ACIS will execute the purchase or redemption transactions (as the case may be) at the net asset value computed as at the Close of Trading on Day 1. Payment for net purchase transactions shall be made by wire transfer by the Company to the custodial account designated by the Funds on the Business Day next following the Effective Trade Date. Such wire transfers shall be initiated by the Company's bank prior to 3:00 p.m. Central time and received by the Funds prior to 5:00 p.m. Central time on the Business Day next following the Effective Trade Date. If payment for a purchase Order is not timely received, such Order will be executed at the net asset value next computed following receipt of payment. Payments for net redemption transactions shall be made by wire transfer by the Issuer to the account designated by the Company within the time period set forth in the applicable Fund's then-current prospectus; provided, however, ACIS will use all
                                --------  -------
reasonable efforts to settle all redemptions on the Business

Day next following the Effective Trade Date. On any Business Day when the Federal Reserve Wire Transfer System is closed, all communication and processing rules will be suspended for the settlement of Order. Orders will be settled on the next Business Day on which the Federal Reserve Wire Transfer System is open and the Effective Trade Date will apply.

      4.    PROSPECTUS AND PROXY MATERIALS.

      (a) ACIS shall provide to the shareholder of record copies of the Issuer's proxy materials, periodic reports to shareholders and other materials that are required by law to be sent to the Issuer's shareholders. In addition, ACIS shall provide the Company copies of the Funds' prospectuses and periodic reports to shareholders in sufficient quantity to distribute to each Contract owner, together with such additional copies of the Funds' prospectuses as may be reasonably requested by Company. If the Company elects to print a prospectus that combines the prospectuses of the Funds with the prospectuses of other investment options under the Contracts, ACIS shall provide the Company with a copy of the Fund's prospectus in camera-ready art and/or electronic format. If the Company provides for pass-through voting by the Contract owners, ACIS will provide the Company with a sufficient quantity of proxy materials for each contract owner. At Company's reasonable request, in lieu of mailing such materials to the Company, ACIS may send such materials by electronic transmission to the Company for printing.

      (b) The cost of preparing, typesetting, printing and shipping to the Company the Fund's separate prospectuses, proxy materials, periodic reports to shareholders and other materials shall be paid by ACIS or its agents or affiliates. If the Company elects to receive such materials by electronic transmission, ACIS shall reimburse the Company for the reasonable costs of typesetting and printing. Such reimbursement shall be limited to the cost of typesetting and printing of such materials by ACIS. If the Company elects to print a prospectus that combines the prospectuses of the Funds with the prospectuses of other investment options under the Contracts, ACIS shall provide the Company a copy of the Funds prospectus in camera-ready art and/or other electronic format. The cost of preparing, typesetting and printing the combined prospectus shall be borne by the Company.

      The cost of mailing prospectuses, proxy materials, periodic fund reports and other materials of the Issuer to the Contract owners and prospective Contract owners shall be paid by the Company and shall not be the responsibility of ACIS.

      (c) In the event an Issuer initiates (i) a reorganization as defined by Section 2 of the 1940 Act, or (ii) changes the Issuer's name or the name of a Fund, ACIS will bear, or arrange for others to bear, any extraordinary internal and out-of-pocket costs of a Company associated with the aforementioned actions. Company agrees to use its best efforts to minimize any costs incurred and shall provide ACIS or its designated agent with acceptable documentation of any such costs incurred.

      (d) ACIS, or its designee, will provide written instruction to all Participating Insurance Companies including the Company each time an Issuer amends or supplements a

Fund's current prospectus or statement of additional information directing the Participating Insurance Companies including the Company as to whether the amendment or supplement is to be provided (a) immediately to Contract owners who have Contract value allocated to a Fund or (b) is to be held and combined with another Issuer, Fund or Contract related mailing as permitted by applicable federal securities laws. ACIS agrees that the instruction it gives the Company in each instance will be identical to the instruction it provides other Participating Insurance Companies.

      5.    COMPENSATION AND EXPENSES.

      (a) ACIS will pay no fee or other compensation to a Company under this Agreement.

      (b) All expenses incident to performance by an Issuer of obligations created by the inclusion of a Fund as an investment option under a Contract under this Agreement including, but not limited to, the cost of registration and qualification of the Funds' shares, will be paid by ACIS to the extent permitted by law. All expenses incident to performance by the Company of its duties under this Agreement, including but not limited to, the cost of providing the administrative services to Contract owners, shall be paid by the Company.

      6.    REPRESENTATIONS AND WARRANTIES.

      (a) Each Company represents and warrants that: (i) this Agreement has been duly authorized by all necessary corporate action and, when executed and delivered, shall constitute the legal, valid and binding obligation of the Company, enforceable in accordance with its terms; (ii) it has established each Account as a separate account under the insurance laws of the applicable state as disclosed on Schedule A of this Agreement as it may be amended from time to time, and has registered each Account as a unit investment trust under the 1940 Act to serve as an investment vehicle for the Contracts; (iii) each Contract provides for the allocation of net amounts received by the Company to the Account for investment in the shares of one or more specified investment companies selected among those companies available through the Account to act as underlying investment media; (iv) selection of a particular investment company is made by the Contract owner under a particular Contract, who may change such selection from time to time in accordance with the terms of the applicable Contract; and (v) the activities of the Company contemplated by this Agreement comply in all material respects with all provisions of federal and state insurance, securities, and tax laws applicable to such activities.

      (b) ACIS represents and warrants that: (i) this Agreement has been duly authorized by all necessary corporate action and, when executed and delivered, shall constitute the legal, valid and binding obligation of ACIS and each Issuer, enforceable in accordance with its terms; and (ii) the investments of the Funds will at all times be adequately diversified within the meaning of Section 817(h) of the Internal Revenue Service Code of 1986, as amended (the "Code"), and the regulations thereunder, and that at all times while this Agreement is in effect all beneficial interests in each of the Funds will be owned by one or more insurance companies or by any other party permitted under Section 1.817-5(f)(3) of the Regulations promulgated under the Code. In the event of a breach, ACIS will take reasonable steps to notify the Company of such breach and to cause the Fund to adequately diversify so as to achieve compliance within the grace period afforded by Regulation 1.817-5.

      (c) ACIS represents and warrants that each Fund's investment objectives, policies and restrictions comply in all material respects with applicable state investment laws as they may apply to the Funds. Neither Issuer nor ACIS makes any representation as to whether any aspect of any Fund's operations (including, but not limited to, fees and expenses and investment policies, objections and restrictions) complies with the insurance laws and regulations of any state. ACIS agrees that it will use reasonable effort to furnish such information regarding the Funds as may be reasonably required by state insurance laws so that the Company may obtain the authority needed to issue the Contracts in any applicable state.

      (d) ACIS represents and warrants that: (i) it will distribute the Fund's shares in accordance with all applicable federal and state securities laws including, without limitation, the 1933 Act, the Securities Exchange Act of 1934 (the "1934 Act") and the 1940 Act; (ii) it is registered as a broker-dealer with the SEC under the 1934 Act and is a member in good standing of the National Association of Securities Dealers, Inc.; (iii) it will remain duly registered under all applicable federal and state securities laws; and,
(iv) it will perform its obligations for the Funds in accordance in all material respects with any applicable state and federal securities laws.

      (e) The parties to this Agreement represent and warrant that they shall comply with all the applicable laws and regulations designed to prevent money laundering including without limitation the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001 (Title III of the USA PATRIOT ACT), and if required by such laws or regulations will share information with each other about individuals, entities, organizations and countries suspected of possible terrorist or money laundering activities in accordance with Section 314(b) of the USA PATRIOT ACT.

      7.    ADDITIONAL COVENANTS AND AGREEMENTS.

      (a) Each party shall comply with all provisions of federal and state laws applicable to its respective activities under this Agreement.

      (b) Each party shall promptly notify the other parties in the event that it is, for any reason, unable to perform any of its obligations under this Agreement.

      (c) Each Company covenants and agrees that all Orders accepted and transmitted by it hereunder with respect to its Accounts on any Business Day will be based upon instructions that it received from the Contract owners in proper form prior to the Close of Trading of the Exchange on the previous Business Day.

      (d) Each Company covenants and agrees that all Orders transmitted to the Issuer, whether by telephone, telecopy, or other electronic transmission acceptable to ACIS, shall be sent by or under the authority and direction of a person designated by the Company as being duly authorized to act on behalf of the owner of the Account. Absent actual knowledge to the contrary, ACIS shall be entitled to rely on the existence of such authority and to assume that any person transmitting Orders for the purchase, redemption or transfer of Fund shares on behalf of the Company is "an appropriate person" as used in Sections 8-308 and 8-404 of the Uniform Commercial Code with respect to the transmission of instructions regarding Fund shares on behalf of the owner of such Fund shares. The Company shall maintain the confidentiality of all passwords and security procedures issued, installed or otherwise put in place with respect to the use of Remote Computer Terminals and assumes full responsibility for the security therefor The Company further agrees to be solely responsible for the accuracy, propriety and consequences of all data transmitted to ACIS by the Company by telephone, telecopy or other electronic transmission acceptable to ACIS.

      (e) The Company agrees to make every reasonable effort to market its Contracts. It will use its best efforts to give equal emphasis and promotion to shares of the Funds as is given to other underlying investments of the Account.

      (f) The Company or its employees or agents will not give any information or advice, or make any representations or statements on behalf of or concerning the Issuer or the Funds, in connection with the sale of the Contracts unless based upon information or representations contained in the registration statement for the Funds' shares, as such registration statement may be amended or supplemented from time to time, or in reports or proxy statements of the Funds, or in published reports for the Funds that are published in reputable financial publications or approved by ACIS for distribution, or in sales literature or other material provided by ACIS. ACIS agrees to use reasonable efforts to respond to any request for approval on a prompt and timely basis.

      (g) Notwithstanding anything in SECTION 7(f) above, the Company will furnish, or will cause to be furnished, to ACIS, each piece of sales literature or other promotional material in which the Funds, an Issuer or ACIS is named, at least ten (10) business days prior to its use. No such material will be used if ACIS reasonably objects to such use. ACIS agrees to use reasonable efforts to respond to any request for approval on a prompt and timely basis.

      (h) ACIS will furnish or will cause to be furnished to the Company or its designee, each piece of sales literature or other promotional material in which the Company or its Account is named, at least ten (10) business days prior to its use. No such material will be used if the Company reasonably objects to such use. The Company agrees to use reasonable efforts to respond to any request for approval on a prompt and timely basis.

      (i) ACIS will not give any information or make any representations or statements on behalf of any Company or concerning the Company, the Account, or the Contracts unless based upon information or representations contained in the registration statement for the Contracts, as such registration statement may be amended or supplemented from time to time, or in reports for the Contracts, or in published reports for the Account or the Contracts that are published in reputable financial publications or are approved by the Company for distribution, or in sales literature or other material provided by the Company. The Company agrees to use reasonable efforts to respond to any request for approval on a prompt and timely basis.

      (j) The Company will provide to ACIS at least one complete copy of all registration statements, annual and semi-annual reports, proxy statements, and all amendments or supplements to any of the above that include a description of or information regarding the Funds promptly after the filing of such document with the SEC or other regulatory authority.

      (k) For purposes of this SECTION 7, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media (e.g., on-line networks such as the Internet or other electronic messages), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, shareholder reports, and proxy materials and any other material constituting sales literature or advertising under the rules of the National Association of Securities Dealers, Inc. (the "NASD"), the 1933 Act or the 1940 Act.

      8. USE OF NAMES. Except as otherwise expressly provided for in this Agreement, neither ACIS nor the Funds shall use any trademark, trade name, service mark or logo of the Company, or any variation of any such trademark trade name, service mark or logo, without the Company's prior written consent the granting of which shall be at the Company's sole option. Except as otherwise expressly provided for in this Agreement, the Company shall not use any trademark, trade name, service mark or logo of the Issuers or ACIS, or any variation of any such trademarks, trade names, service marks, or logos, without the prior written consent of either the Issuer or ACIS as appropriate, the granting of which shall be at the sole option of ACIS and/or the Issuer.

      9.    PROXY VOTING.

      (a) The Company shall provide pass-through voting privileges to all Contract owners so long as the SEC continues to interpret the 1940 Act as requiring such privileges. It shall be the responsibility of the Company to assure that it and the separate accounts of the other Participating Companies (as defined in SECTION 11(a) below) participating in any Fund calculate voting privileges in a consistent manner.

      (b) The Company will distribute to Contract owners all proxy material furnished by ACIS and will vote shares in accordance with instructions received from such Contract owners. The Company shall vote Fund shares for which no instructions have been received in the same proportion as shares for which such instructions have been received. The Company and its agents shall not oppose or interfere with the solicitation of proxies for Fund shares held for such Contract owners.


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

      10.   INDEMNITY.

      (a) ACIS agrees to indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of the 1933 Act, and any officers, directors, employees, agents, and affiliates of the foregoing (collectively, the "Indemnified Parties" for purposes of this SECTION 10(a)) against any losses, claims, expenses, damages or liabilities (including amounts paid in settlement thereof) or litigation expenses (including reasonable legal and other expenses) (collectively, "Losses"), to which the Indemnified Parties may become subject, insofar as such Losses (i) result from a breach by ACIS of a material provision of this Agreement, including the incorrect calculation or reporting of the daily net asset value per share or dividend or capital gain distribution rate, or (ii) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement or any prospectus of the Funds or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading. ACIS will reimburse any legal or other expenses reasonably incurred by the Indemnified Parties in connection with investigating or defending any such Losses. ACIS shall not be liable for indemnification hereunder if such Losses are attributable to the negligence or misconduct of the Company performing its obligations under this Agreement or as a result of a breach of SECTION 21.

      (b) The Company agrees to indemnify and hold harmless ACIS and each Issuer and each person, if any, who controls the Issuer or ACIS within the meaning of the 1933 Act, and their respective officers, directors, employees, agents, and affiliates of the foregoing (collectively, the "Indemnified Parties" for purposes of this SECTION 10(b)) against any Losses to which the Indemnified Parties may become subject, insofar as such Losses (i) result from a breach by a Company of a material provision of this Agreement or (ii) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the sales literature of a Company or in a registration statement or any prospectus of a Company regarding the Contracts or the Account if any, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of or as a result of conduct, statements or representations of a Company or its agents (other than statements or representations contained in the prospectuses or sales literature of the Funds), with respect to the sale and distribution of Contracts for which the Funds' shares serve as the underlying investments, or (iii) result from the use by any person of a Remote Computer Terminal. The Company will reimburse any legal or other expenses reasonably incurred by the Indemnified Parties in connection with investigating or defending any such Losses. The Company shall not be liable for indemnification hereunder if such Losses are attributable to the negligence or misconduct of ACIS or the Issuer in performing their obligations under this Agreement.

      (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this SECTION 10. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof the indemnifying party will be entitled to participate therein and, to the extent that it may wish to, assume the defense thereof with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume the defense thereof the indemnifying party will not be liable to such indemnified party under this SECTION 10 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

      (d) If the indemnifying party assumes the defense of any such action, the indemnifying party shall not, without the prior written consent of the indemnified parties in such action, settle or compromise the liability of the indemnified parties in such action, or permit a default or consent to the entry of any judgment in respect thereof, unless in connection with such settlement, compromise or consent, each indemnified party receives from such claimant an unconditional release from all liability in respect of such claim

      11.   POTENTIAL CONFLICTS.

      (a) The Company has received a copy of an application for exemptive relief, as amended, filed by ACIM (then known as Investors Research Corporation), an affiliate of ACIS, on December 21, 1987, with the SEC and the order issued by the SEC in response thereto (the "Shared Funding Exemptive Order"). The Company has reviewed the conditions to the requested relief set forth in such application for exemptive relief. As set forth in such application, each Board of Directors of the Issuers (each a "Board" and collectively the "Boards") will monitor the Issuer for the existence of any material irreconcilable conflict between the interests of the contract owners of all separate accounts ("Participating Companies") investing in funds of the Issuer. An irreconcilable material conflict may arise for a variety of reasons, including: (i) an action by any state insurance regulatory authority;
(ii) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar actions by insurance, tax or securities regulatory authorities; (iii) an administrative or judicial decision in any relevant proceeding; (iv) the manner in which the investments of any portfolio are being managed; (v) a difference in voting instructions given by variable annuity contract owners and variable life insurance contract owners; or (vi) a decision by an insurer to disregard the voting instructions of contract owners. The Boards shall promptly inform the Company if it determines that an irreconcilable material conflict exists and the implications thereof.

      (b) Each Company will report any potential or existing conflicts of which it is aware to the applicable Board. Each Company will assist each Board in carrying out their responsibilities under the Shared Funding Exemptive Order by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the applicable Board whenever contract owner voting instructions are disregarded.

      (c) If a majority of a Board, or a majority of its disinterested Board members, determines that a material irreconcilable conflict exists with regard to contract owner investments in a Fund, the Board shall give prompt notice to all Participating Companies. If the Board determines that the Company is responsible for causing or mating said conflict, the Company shall at its sole cost and expense, and to the extent reasonably practicable (as determined by a majority of the disinterested Board members), take such action as is necessary to remedy or eliminate the irreconcilable material conflict. Such necessary action may include but shall not be limited to:

            (i) withdrawing the assets allocable to the Account from the Fund and reinvesting such assets in a different investment medium or submitting the question of whether such segregation should be implemented to a vote of all affected contract owners and as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Companies) the votes in favor of such segregation, or offering to the affected contract owners the option of making such a change; and/or

            (ii) establishing a new registered management investment company or managed separate account.

      (d) If a material irreconcilable conflict arises as a result of a decision by a Company to disregard its contract owner voting instructions and said decision represents a minority position or would preclude a majority vote by all of its contract owners having an interest in an Issuer, the Company at its sole cost, may be required, at the Board's election, to withdraw an Accounts investment in the Issuer and terminate this Agreement; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board.

      (e) For the purpose of this SECTION 11, a majority of the disinterested Board members shall determine whether or not any proposed action adequately remedies any irreconcilable material conflict but in no event will the issuer be required to establish a new funding medium for any Contract. The Company shall not be required by this SECTION 11 to establish a new funding medium for any Contract if an offer to do so has been declined by vote of a majority of the Contract owners materially adversely affected by the irreconcilable material conflict

      12. TERMINATION. This Agreement shall terminate as to the sale and issuance of new Contracts:

      (a) at the option of either the Company or ACIS upon six months' advance written notice, except that if exemptive relief or an exemptive order from the SEC is required in connection with such termination, at such later date as may be necessary to obtain such exemptive relief, or such other date agreed to by the parties;

      (b) at the option of the Company if the Funds' shares are not available for any reason to meet the requirement of Contracts as determined by the Company. Reasonable advance notice of election to terminate shall be furnished by Company;

      (c) at the option of either the Company or ACIS, upon institution of formal proceedings against the broker-dealer or broker-dealers marketing the Contracts, an Account, the Company, or the Issuer by the NASD, the SEC or any other regulatory body;

      (d) upon termination of the Management Agreement between an Issuer and its investment advisor. Notice of such termination shall be promptly furnished to the Company. This SECTION 12(d) shall not be deemed to apply if contemporaneously with such termination a new contract of substantially similar terms is entered into between the Issuer and its investment advisor;

      (e) upon the requisite vote of Contract owners having an interest in an Issuer to substitute for the Issuer's shares the shares of another investment company in accordance with the terms of Contracts for which the Issuer's shares had been selected to serve as the underlying investment medium. The Company will give 60 days' written notice to ACIS of any proposed vote to replace the Funds' shares;

      (f) upon assignment of this Agreement unless made with the written consent of all other parties hereto;

      (g) if an Issuer's shares are not registered, issued or sold in conformance with Federal law or such law precludes the use of Fund shares as an underlying investment medium of Contracts issued or to be issued by the Company. Prompt notice shall be given by either party should such situation occur; or

      (h) at the option of ACIS, if ACIS reasonably determines in good faith that the Company is not offering shares of the Fund in conformity with the terms of this Agreement or applicable law.

      (i) at the option of any party hereto upon a determination that continuing to perform under this Agreement would, in the reasonable opinion of the terminating party's counsel, violate any applicable federal or state law, rule, regulation or judicial order.

      (j) at the option of the Company, if the Company determines, in its sole judgment exercised in good faith, that ACIS has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity that is likely to have a material adverse impact upon the business and operations of the Company, such termination to be effective sixty (60) days' after receipt by ACIS of written notice of the Company's election to terminate this Agreement.

      (k) at the option of ACIS, if ACIS determines, in its sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity that is likely to have a material adverse impact upon the business and operations of a Fund or ACIS, such termination to be effective sixty (60) days' after receipt by the Company of written notice of ACIS's election to terminate this Agreement.

      13. CONTINUATION OF AGREEMENT. Termination as the result of any cause listed in Section 12 shall not affect the ACIS's obligation to furnish, under the terms of this Agreement, shares of the Funds to Contracts then in force for which its shares serve or may serve as the underlying medium (unless such further sale of Fund shares is proscribed by law or the SEC or other regulatory body).

      14. NON-EXCLUSIVITY. Each of the parties acknowledges and agrees that this Agreement and the arrangement described herein are intended to be non-exclusive and that each of the parties is free to enter into similar agreements and arrangements with other entities.

      15. SURVIVAL. The provisions of SECTION 8 (use of names) and SECTION 10 (indemnity) of this Agreement shall survive termination of this Agreement.

      16. AMENDMENT. Neither this Agreement, nor any provision hereof, may be amended, waived, discharged or terminated orally, but only by an instrument in writing signed by all of the parties hereto.

      17. NOTICES. All notices and other communications hereunder shall be given or made in writing and shall be delivered personally, or sent by telex, telecopier, express delivery or registered or certified mail, postage prepaid, return receipt requested, to the party or parties to whom they are directed at the following addresses, or at such other addresses as may be designated by notice from such party to all other parties.

      To Company:

      American Centurion Life Assurance Company
      American Enterprise Life Insurance Company
      American Partners Life Insurance Company
      IDS Life Insurance Company
      IDS Life Insurance Company of New York
      1765 Ameriprise Financial Center
      Minneapolis, Minnesota 55474
      Attention: Pat H. Carey, Vice President
      Office:  (612) 671-3340
      Telecopier:  (612) 671-3866

      With a simultaneous copy to:

      Ameriprise Financial Services, Inc.
      50607 Ameriprise Financial Center
      Minneapolis, Minnesota 55474
      Attention: Vice President and Group Counsel
      Office:  (612) 671-2237
      Telecopier:  (612) 671-3767

      To the Issuer or ACIS:

      American Century Investments
      4500 Main Street
      Kansas City, Missouri 64111
      Attention: Janet Nash
      Office:  (816) 340-7480
      Telecopier:  (816) 340-4964

Any notice, demand or other communication given in a manner prescribed in this
Section 17 shall be deemed to have been delivered on receipt.

      18. SUCCESSORS AND ASSIGNS. This Agreement may not be assigned without the written consent of all parties to the Agreement at the time of such assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

      19. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement and any party hereto may execute this Agreement by signing any such counterpart.

      20. SEVERABILITY. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

      21. CUSTOMER PRIVACY AND CONFIDENTIAL INFORMATION. Notwithstanding anything to the contrary contained in this Agreement, in addition to and not in lieu of other provisions of this Agreement:

      (a) "Confidential Information" includes but is not limited to all proprietary and confidential information of the Company and its subsidiaries, affiliates and licensees (collectively, the "Protected Parties" for purposes of this SECTION 21), including without limitation all information regarding the customers of the Protected Parties; or the accounts, account numbers, names, addresses, social security numbers or any other personal identifier of such customers; or any information derived thereon.

      (b) ACIS will not use or disclose Confidential Information for any purpose other than to carry out the purpose for which Confidential Information was provided to any of them as set forth in the Agreement; ACIS agrees to cause all their employees, agents and representatives, or any other party to whom they may provide access to or disclose Confidential Information to limit the use and disclosure of Confidential Information to that purpose.

      (c) ACIS acknowledges that all computer programs and procedures or other information developed or used by the Protected Parties or any of their employees or agents in connection with the Compay's performance of its duties under this Agreement are the valuable property of the Protected Parties.

      (d) ACIS agrees to implement appropriate measures desinged to ensure the security and confidentiality of Confidential Information, to protect such information against any anticipated threats or hazards to the security or integrity of such information, and to protect against unauthorized access to, or use of, Confidential Information that could result in substantial harm or inconvenience to any customer of the Protected Parties; ACIS further agrees to cause its agents, representatives or subcontractors, or any other party to whom they may provide access to or disclose Confidential Information to implement appropriate measures designed to meet the objectives set forth in this Section 21.

      (e)   ACIS acknowledges that any breach of the agreements in this
Section 21 would result in immediate and irreparable harm to the Protected Parties for which there would be no adequate remedy at law and agree that in the event of such a breach, the Protected Parties will be entitled to equitable relief by way of temporary and permanent injunctions, as well as such other relief as any court of competent jurisdiction deems appropriate. The provisions contained in this Section 21 will survive any termination of this Agreement.

      22. ACCESS TO BOOKS AND RECORDS. Each party to this Agreement agrees to cooperate with each other party and all appropriate government authorities (including without limitation the SEC, the NASD and state insurance regulators) and will permit each other and such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Each party agrees to permit the other party or the appropriate governmental authority to make copies of portions of its books and records that relate to the party's performance of its duties under this Agreement and which are the subject matter of the investigation or inquiry.

      23. ENTIRE AGREEMENT. This Agreement, including the Attachments hereto, constitutes the entire agreement between the parties with respect to the matters dealt with herein, and supersedes all previous agreements, written or oral, with respect to such matters.

      IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

AMERICAN CENTURY INVESTMENT
SERVICES, INC.                     AMERICAN CENTURION LIFE
                                   ASSURANCE COMPANY
                                   AMERICAN ENTERPRISE LIFE INSURANCE COMPANY
By: /s/ William M. Lyons           AMERICAN PARTNERS LIFE INSURANCE COMPANY
   ----------------------------    IDS LIFE INSURANCE COMPANY
    William M. Lyons               IDS LIFE INSURANCE COMPANY OF
    President                      NEW YORK

                                   By: /s/ Pat H. Carey
                                      ----------------------------------------
                                   Name: Pat H. Carey, Vice President of all
                                   companies named above

                                   ATTEST:

                                   By: /s/ Betsy Hannum
                                      ----------------------------------------
                                   Name: Betsy Hannum
                                   Title: Assistant Secretary of all companies
                                   named above

                                  SCHEDULE A

AMERICAN ENTERPRISE LIFE INSURANCE COMPANY

American Enterprise Variable Annuity Account established under Indiana law July 15, 1987.

      Fund                            Share Class
      -----------------------------   --------------
      VP Income and Growth            Class I
      -----------------------------   --------------
      VP Inflation Protection         Class II
      -----------------------------   --------------
      VP International                Class II
      -----------------------------   --------------
      VP Ultra                        Class II
      -----------------------------   --------------
      VP Value                        Class I
      -----------------------------   --------------
      VP Value                        Class II
      -----------------------------   --------------

American Enterprise Variable Life Account established under Indiana law July 15, 1987.

      Fund                            Share Class
      -----------------------------   --------------
      None                            None
      -----------------------------   --------------

AMERICAN PARTNERS LIFE INSURANCE COMPANY

APL Variable Annuity Account established under Arizona law February 9, 1995.

      Fund                            Share Class
      -----------------------------   --------------
      VP Capital Appreciation         Class I
      -----------------------------   --------------
      VP Value                        Class I
      -----------------------------   --------------

IDS LIFE INSURANCE COMPANY

IDS Life Variable Account 10 established under Minnesota law August 23, 1995.

      Fund                            Share Class
      -----------------------------   --------------
      VP International                Class I
      -----------------------------   --------------
      VP International                Class II
      -----------------------------   --------------
      VP Mid Cap Value                Class II
      -----------------------------   --------------
      VP Ultra                        Class II
      -----------------------------   --------------
      VP Value                        Class I
      -----------------------------   --------------
      VP Value                        Class II
      -----------------------------   --------------

IDS Life Variable Life Separate Account established under Minnesota law October 16, 1985.

      Fund                            Share Class
      -----------------------------   --------------
      VP International                Class I
      -----------------------------   --------------
      VP International                Class II
      -----------------------------   --------------
      VP Value                        Class I
      -----------------------------   --------------
      VP Value                        Class II
      -----------------------------   --------------

AMERICAN CENTURION LIFE ASSURANCE COMPANY

ACL Variable Annuity Account 2 established under New York law October 12,
1995.

      Fund                            Share Class
      -----------------------------   --------------
      VP Income and Growth            Class I
      -----------------------------   --------------
      VP Inflation Protection         Class II
      -----------------------------   --------------
      VP International                Class II
      -----------------------------   --------------
      VP Ultra                        Class II
      -----------------------------   --------------
      VP Value                        Class I
      -----------------------------   --------------
      VP Value                        Class II
      -----------------------------   --------------

IDS LIFE INSURANCE COMPANYOF NEW YORK

IDS Life of New York Variable Annuity Account established under New York law April 17, 1996.

      Fund                            Share Class
      -----------------------------   --------------
      VP International                Class I
      -----------------------------   --------------
      VP International                Class II
      -----------------------------   --------------
      VP Mid Cap Value                Class II
      -----------------------------   --------------
      VP Ultra                        Class II
      -----------------------------   --------------
      VP Value                        Class I
      -----------------------------   --------------
      VP Value                        Class II
      -----------------------------   --------------

IDS Life of New York Account 8 established under New York law September 12,
1985.

      Fund                            Share Class
      -----------------------------   --------------
      VP International                Class I
      -----------------------------   --------------
      VP International                Class II
      -----------------------------   --------------
      VP Value                        Class I
      -----------------------------   --------------
      VP Value                        Class II
      -----------------------------   --------------


20